                                                                    EXHIBIT 10.1



                           ASSET PURCHASE AGREEMENT


                                    between


                      JAFRA COSMETICS INTERNATIONAL, INC.


                                      and


                       UNIVERSAL PACKAGING SYSTEMS, INC.

                               TABLE OF CONTENTS


                                                                            Page
ARTICLE 1   SALE AND TRANSFER OF ASSETS; CLOSING.............................  1
     1.1    Purchase and Sale................................................  1
            1.1.1  Sale of Assets............................................  1
            1.1.2  Sale of Inventory.........................................  2
            1.1.3  Warranty as to Assets; Inventory..........................  2
     1.2    Consideration....................................................  2
            1.2.1  Sale of Assets............................................  2
            1.2.2  Sale of Inventory.........................................  2
     1.3    Closing..........................................................  2
     1.4    Closing Obligations..............................................  3
            1.4.1  Conveyance Instruments....................................  3
            1.4.2  Certificates..............................................  3
     1.5    Post-Closing Obligations To Be Assumed By Contractor.............  3
     1.6    Post-Closing Obligations To Be Paid By Jafra.....................  3

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF CONTRACTOR.....................  3
     2.1    Organization and Qualification...................................  3
     2.2    Authority........................................................  3
     2.3    No Conflicts.....................................................  4
     2.4    Consents.........................................................  4
     2.5    Broker's or Finder's Fees........................................  4
     2.6    Disclosure.......................................................  4
     2.7    Truth at Closing.................................................  4

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF JAFRA..........................  4
     3.1    Organization and Qualification...................................  4
     3.2    Authority........................................................  5
     3.3    Disclaimer.......................................................  5
     3.4    Broker's or Finder's Fees........................................  5
     3.5    Disclosure.......................................................  5
     3.6    Truth at Closing.................................................  5

ARTICLE 4   COVENANTS OF CONTRACTOR AND JAFRA PRIOR TO CLOSING...............  5
     4.1    Updating of Information..........................................  5

ARTICLE 5   CONDITIONS TO JAFRA'S OBLIGATIONS................................  6
     5.1    Representations and Warranties True at Closing Date..............  6
     5.2    Litigation.......................................................  6
     5.3    Consent of Lenders...............................................  6
     5.4    Consents.........................................................  6

     5.5    Investigations..................................................  6
     5.6    No Material Adverse Change......................................  6
     5.7    Documents Satisfactory in Form and Substance....................  6
     5.8    Manufacturing Agreement.........................................  6
     5.9    Secured Promissory Notes........................................  7

ARTICLE 6   CONDITIONS TO CONTRACTOR'S OBLIGATIONS..........................  7
     6.1    Representations and Warranties True at Closing Date.............  7
     6.2    Performance.....................................................  7
     6.3    Consents........................................................  7
     6.4    No Litigation...................................................  7

ARTICLE 7   COVENANTS OF JAFRA AND CONTRACTOR FOLLOWING CLOSING.............  7
     7.1    Allocation of Purchase Price....................................  7
     7.2    Transfer Taxes..................................................  8
     7.3    Resale Certificate..............................................  8
     7.4    Maintenance of Assets...........................................  8
     7.5    Further Assurances..............................................  8

ARTICLE 8   CERTAIN TRANSACTION MATTERS.....................................  8
     8.1    Adjustment to Purchase Price for Inventory......................  8
     8.2    Objection to Inventory Value Computation........................  8
     8.3    Relocating Assets and Inventory to Contractor's Facilities......  9

 ARTICLE 9  INDEMNITY.......................................................  9
     9.1    Indemnification by Contractor...................................  9
            9.1.1  Breach or Obligation.....................................  9
            9.1.2  Post-Closing Obligations and Liabilities.................  9
            9.1.3  Incidental Matters.......................................  9
     9.2    Indemnification by Jafra........................................  9
            9.2.1  Breach of Obligation..................................... 10
            9.2.2  Pre-Closing Obligations and Liabilities.................. 10
            9.2.3  Incidental Matters....................................... 10
     9.3    Notice of Claim................................................. 10
     9.4    Defense......................................................... 10
     9.5    Recovery of Attorney Fees For Frivolous Actions................. 11

ARTICLE 10  CONFIDENTIALITY................................................. 11
     10.1   Confidentiality Obligations Prior to Closing.................... 11
     10.2   Confidentiality Obligations After Closing....................... 11
     10.3   Permitted Disclosures........................................... 11
     10.4   Scope of Confidential Information............................... 12
     10.5   Trademarks and Trade Names...................................... 12

ARTICLE 11   TERMINATION PRIOR TO CLOSING.................................... 12
      11.1   Termination of Agreement........................................ 12
             11.1.1  Mutual Consent.......................................... 12
             11.1.2  Deadline................................................ 12
             11.1.3  Material Breach......................................... 12
      11.2   Termination of Obligations...................................... 13

ARTICLE 12   MISCELLANEOUS................................................... 13
      12.1   Notices......................................................... 13
      12.2   Expenses........................................................ 14
      12.3   Survival........................................................ 14
      12.4   Counterparts.................................................... 14
      12.5   Waiver.......................................................... 14
      12.6   Assignment...................................................... 14
      12.7   Severability.................................................... 14
      12.8   Headings........................................................ 14
      12.9   Facsimile....................................................... 14
      12.10  Bulk Transfer Law............................................... 14
      12.11  Governing Law................................................... 15

EXHIBIT A   FORM OF ASSET NOTE

EXHIBIT B   FORM OF INVENTORY NOTE

EXHIBIT C   IRS FORM 8594

                           ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "Agreement") dated as of June 10, 1999, by and between Jafra Cosmetics International, Inc. a Delaware corporation ("Jafra") and Universal Packaging Systems, Inc., a California corporation ("Contractor").

                              W I T N E S S E T H

          WHEREAS, concurrently with the closing of the transactions described below Jafra and Contractor will enter into a Manufacturing Agreement (the "Manufacturing Agreement") pursuant to which Contractor will manufacture and sell to Jafra the products described therein (the "Products"); and

          WHEREAS, in connection with the parties entering into the Manufacturing Agreement Jafra has agreed to sell and Contractor has agreed to purchase certain assets used in the manufacture and packaging of the Products;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE 1

                     SALE AND TRANSFER OF ASSETS; CLOSING

     1.1  Purchase and Sale.
          -----------------

          1.1.1  Sale of Assets. (a) Subject to the terms and conditions of this
                 --------------
Agreement, at the Closing of the transactions contemplated by this Agreement (the "Closing"), Jafra will sell, convey, assign and transfer certain assets (the "Assets") to Contractor and Contractor will purchase the Assets from Jafra, free and clear of all liens, claims and encumbrances (collectively "Liens") of third parties. The specific items to be included in the Assets will be listed on a schedule to be agreed upon between Contractor and Jafra, and attached to this Agreement, on or before July 12, 1999.

                 (b) Within six (6) months of the Closing Date (defined below) the parties will agree in writing on which Assets must be retained by Contractor and which ones may be sold by Contractor. The proceeds of any Assets that are sold will be paid by Contractor to Jafra, and will be applied to reduce the principal balance owing on the Asset Note (defined below). Jafra and Contractor have had preliminary discussions regarding which Assets may be sold and consequently, Jafra agrees that certain Assets may be stored at Jafra's facility for up to *** following the Closing Date, ***. Furthermore, Jafra agrees that Contractor may ***.

          1.1.2  Sale of Inventory. Subject to the terms and conditions of this
                 -----------------
Agreement, at the Closing Jafra will sell, convey, assign and transfer the inventory, raw materials and components that Jafra has in stock (the "Inventory") to Contractor and Contractor will purchase the Inventory from Jafra free and clear of all Liens of third parties. The specific items to be contained in the Inventory will be determined at the conclusion of the transfer of the Inventory, which transfer shall be concluded no later than July 12, 1999. Jafra warrants that: (i) the age of the Inventory will be such that it will not expire on or before ***, and (ii) the Inventory will be usable and used to manufacture Products for Jafra on or before ***. In the event of a breach of the foregoing warranty, Jafra agrees to credit against principal owing on the Inventory Note (defined below) an amount equal to that which Contractor paid for that portion of the Inventory that does not conform to the foregoing warranty.

          1.1.3  Warranty as to Assets; Inventory. Except as otherwise expressly
                 --------------------------------
set forth herein: (i) Jafra shall transfer the Assets and Inventory *** and *** on the Closing Date (as defined below); and (ii) *** shall be given by Jafra to Contractor with respect to the Assets or the Inventory.

     1.2  Consideration.
          -------------

          1.2.1  Sale of Assets. In consideration of the transfer by Jafra of
                 --------------
the Assets to Contractor, Contractor shall pay to Jafra the sum of $*** as set forth in a Secured Promissory Note bearing interest at a rate of 8.0% per annum, in substantially the form attached hereto as Exhibit A with the initial payment commencing on January 1, 2000 (the "Asset Note"). Principal and interest on the Asset Note shall be payable in 36 equal monthly installments of $***. In the event the Assets are sold back to Jafra for any reason prior to the payment of all outstanding amounts due under the Asset Note, Contractor will return all Assets not previously sold with Jafra's permission, to Jafra, in good working condition, reasonable wear and tear excepted, in accordance with and subject to the provisions of Section 11.4 of the Manufacturing Agreement.

          1.2.2  Sale of Inventory. In consideration of the transfer by Jafra of
                 -----------------
the Inventory to Contractor, Contractor shall pay to Jafra an amount equal to ***, payable in 12 equal monthly installments as set forth in a zero interest Secured Promissory Note, in substantially the form attached hereto as Exhibit B with the initial payment commencing on October 1, 1999 (the "Inventory Note").

     1.3  Closing. The Closing will take place at the offices of Jafra at 2451
          -------
Townsgate Road, Westlake Village, California 91361 at 10:00 a.m. (local time) on June 10, 1999, or at such other time and place as the parties may agree (the "Closing Date"). Subject to any other provision of this Agreement to the contrary, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4  Closing Obligations. At Closing, Jafra and Contractor shall take the
          -------------------
following actions, in addition to such other actions as may otherwise be required under this Agreement:

          1.4.1  Conveyance Instruments. Jafra shall deliver to Contractor such
                 ----------------------
deeds, bills of sale, assignments, and other instruments of conveyance and transfer as Contractor may reasonably request to effect the transfer and assignment to Contractor of the Assets and the Inventory.

          1.4.2  Certificates. Each party shall deliver the certificates as to
                 ------------
the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

     1.5  Post-Closing Obligations To Be Assumed By Contractor. Contractor
          ----------------------------------------------------
agrees that it will pay, perform and discharge all obligations related to the Assets and the Inventory that arise from the use of or in connection with the Assets and the Inventory after the Closing Date when the same become due or are required to be performed or discharged.

     1.6  Post-Closing Obligations To Be Paid By Jafra. Jafra agrees that it
          --------------------------------------------
will be solely liable for and shall pay, perform and discharge all obligations related to the Assets and the Inventory that arise from or relate to the ownership and use of the Assets and the Inventory prior to the Closing Date when the same become due or are required to be performed or discharged, except for those obligations assumed by Contractor under this Agreement.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

     Contractor hereby represents and warrants to Jafra as follows:

     2.1  Organization and Qualification. Contractor is a corporation duly
          ------------------------------
incorporated, validly existing and in good standing under the laws of the State of California and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

     2.2  Authority. Contractor has all necessary corporate power and authority
          ---------
to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings are required on the part of the Contractor. This Agreement has been duly and validly executed and delivered by Contractor and constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     2.3  No Conflicts. The execution and delivery of this Agreement by
          ------------
Contractor does not, and the performance of this Agreement by Contractor will not (i) conflict with or violate the Articles of Incorporation or bylaws of Contractor, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order applicable to Contractor or by which any asset of Contractor is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge or encumbrance on any asset of Contractor, except with respect to Contractor's lenders, Fremont Financial Corporation and El Dorado Bank, whose consents will be obtained by Contractor prior to the Closing.

     2.4  Consents. The execution and delivery of this Agreement by Contractor
          --------
do not, and the performance of this Agreement by Contractor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind.

     2.5  Broker's or Finder's Fees. Contractor has not authorized any person to
          -------------------------
act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Jafra.

     2.6  Disclosure. No representation, warranty, or statement made by
          ----------
Contractor in this Agreement or in any document or certificate furnished or to be furnished to Jafra pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading.

     2.7  Truth at Closing. All of: (a) the representations, warranties, and
          ----------------
agreements of Contractor contained in this Article 2 and (b) the representations, warranties and agreements of Contractor contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF JAFRA

     Jafra represents and warrants to Contractor as follows:

     3.1  Organization and Qualification. Jafra is a corporation duly
          ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

     3.2  Authority. Jafra has all necessary corporate power and authority to
          ---------
execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings are required on the part of Jafra. This Agreement has been duly and validly executed and delivered by Jafra and constitutes the legal, valid and binding obligation of Jafra, enforceable against Jafra in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     3.3  Disclaimer. Except as expressly set forth in this Agreement or in any
          ----------
certificate or agreement furnished or to be furnished to Contractor pursuant to this Agreement, ***.

     3.4  Broker's or Finder's Fees. Jafra has not authorized any person to act
          -------------------------
as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     3.5  Disclosure. No representation, warranty, or statement made by Jafra in
          ----------
this Agreement or in any document or certificate furnished or to be furnished to Contractor pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading.

     3.6  Truth at Closing. All of: (a) the representations, warranties, and
          ----------------
agreements of Jafra contained in this Article 3 and (b) the representations, warranties and agreements of Jafra contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

                                   ARTICLE 4

              COVENANTS OF CONTRACTOR AND JAFRA PRIOR TO CLOSING

     4.1  Updating of Information. From the date of this Agreement to the
          -----------------------
Closing Date, each party shall deliver revised or supplementary Exhibits to this Agreement, containing accurate information as of the Closing Date, in order to enable the other party to confirm the accuracy of its representations and warranties and otherwise to give full effect to the provisions of this Agreement. Delivery of revised Exhibits by either party hereto shall not reduce or impair any of the rights the other party may have under Article 5 hereof.

                                   ARTICLE 5

                       CONDITIONS TO JAFRA'S OBLIGATIONS

     Each of the obligations of Jafra to be performed hereunder shall be subject to the satisfaction (or waiver by Jafra) at or prior to the Closing Date of each of the following conditions:

     5.1  Representations and Warranties True at Closing Date. Contractor's
          ---------------------------------------------------
representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Contractor shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Contractor shall have delivered to Jafra a certificate dated the Closing Date and signed by a duly authorized officer of Contractor to such effect.

     5.2  Litigation. No Litigation shall be threatened or pending against Jafra
          ----------
or Contractor before any court or governmental agency that, in the reasonable opinion of counsel for Jafra, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     5.3  Consent of Lenders. Jafra shall have received any consents required
          ------------------
pursuant to that certain credit agreement dated as of April 30, 1998 among Jafra, the several lenders from time to time parties thereto, Credit Suisse First Boston as administrative agent and Chase Securities Inc. as syndication agent.

     5.4  Consents. All other required consents shall have been obtained.
          --------

     5.5  Investigations. Neither any investigation of Contractor by Jafra, nor
          --------------
the Exhibits hereto, nor any other document delivered to Jafra as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of Jafra, reflect in a material adverse way on the business, operations, or prospects of the Contractor and its business.

     5.6  No Material Adverse Change. From the date of this Agreement until the
          --------------------------
Closing Date, Contractor shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Exhibits), or the financial condition, operations, or prospects of Contractor's business.

     5.7  Documents Satisfactory in Form and Substance. All agreements,
          --------------------------------------------
certificates, and other documents delivered by Contractor to Jafra hereunder shall be in form and substance satisfactory to counsel for Jafra, in the exercise of such counsel's reasonable judgment.

     5.8  Manufacturing Agreement. Contractor shall have executed and delivered
          -----------------------
the Manufacturing Agreement, and the Manufacturing Agreement shall be in full force and effect.

     5.9  Secured Promissory Notes. Contractor shall have executed and delivered
          ------------------------
the Asset Note and the Inventory Note, each of which shall be in full force and effect.

                                   ARTICLE 6

                    CONDITIONS TO CONTRACTOR'S OBLIGATIONS

     Each of the obligations of Contractor to be performed hereunder shall be subject to the satisfaction (or the waiver by Contractor) at or prior to the Closing Date of each of the following conditions:

     6.1  Representations and Warranties True at Closing Date. Jafra's
          ---------------------------------------------------
representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Jafra shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Jafra shall have delivered to Contractor a certificate dated the Closing Date and signed by a duly authorized officer of Jafra to such effect.

     6.2  Performance. Jafra shall have performed and complied with all
          -----------
agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     6.3  Consents. All required consents have been obtained, including but not
          --------
limited to those from Fremont Financial Corporation and El Dorado Bank.

     6.4  No Litigation. No Litigation shall be threatened or pending against
          -------------
Contractor or Jafra before any court or governmental agency that, in the reasonable opinion of counsel for Contractor, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.5  Manufacturing Agreement. Jafra shall have executed and delivered the
          -----------------------
Manufacturing Agreement and the Manufacturing Agreement shall be in full force and effect.

                                   ARTICLE 7

              COVENANTS OF JAFRA AND CONTRACTOR FOLLOWING CLOSING

     7.1  Allocation of Purchase Price. The purchase price shall be allocated to
          ----------------------------
the Assets in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, based on mutual agreement between Jafra and Contractor as set forth in Exhibit C (Internal Revenue Service Form 8594), and all tax returns and reports filed or prepared by Jafra and Contractor with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

     7.2  Transfer Taxes. All sales, transfer, and similar taxes and fees
          --------------
(including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by ***, and *** shall file all necessary documentation with respect to such taxes.

     7.3  Resale Certificate. Contractor will furnish any resale certificate or
          ------------------
other documents reasonably requested by corporation to comply with the provisions of the sales and use tax laws of the State of California.

     7.4  Maintenance of Assets. Contractor shall maintain the Assets that have
          ---------------------
not been sold with the permission of Jafra, in good working order and condition for as long as the Manufacturing Agreement is in effect and if the Manufacturing Agreement is terminated by any party for any reason prior to the payment of all outstanding amounts due under the Asset Note, Contractor will return all Assets not previously sold with Jafra's permission, to Jafra, in good working condition, reasonable wear and tear excepted, in accordance with and subject to the provisions of Section 11.4 of the Manufacturing Agreement.

     7.5  Further Assurances. Subject to the terms and conditions of this
          ------------------
Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

                                   ARTICLE 8

                          CERTAIN TRANSACTION MATTERS

     8.1  Adjustment to Purchase Price for Inventory. Within thirty (30) days
          ------------------------------------------
following the Closing, *** shall prepare and deliver to ***, a computation of the value of the transferred Inventory, prepared on *** (the "Inventory Value Computation"). Jafra shall provide Contractor's representatives reasonable access to the books and records of Jafra and shall cause Jafra's employees to provide reasonable assistance to Contractor, both in connection with the preparation of the Inventory Value Computation, as well as any dispute with respect thereto. Jafra shall cause its auditor to coordinate with Contractor's accountants, if requested by Contractor, in connection therewith.

     8.2  Objection to Inventory Value Computation. Contractor shall have the
          ----------------------------------------
right within five (5) business days following the delivery of the Inventory Value Computation pursuant to Section 8.1 above to object in writing, specifying in reasonable detail the basis for such objection(s). Contractor shall be deemed to have agreed with all items and amounts contained in the Inventory Value Computation, except as specifically objected to in such notice. If Contractor does so object, Contractor and Jafra shall cooperate with each other to attempt to reach a mutual agreement thereon, or, failing such agreement within five (5) business days, the determination shall be made by Deloitte & Touche LLP, the cost of which shall be shared equally by Contractor and Jafra. Contractor and Jafra shall deliver to Deloitte & Touche LLP copies of any schedules or documentation which may be reasonably required by Deloitte & Touche LLP to make its determination. Contractor and Jafra shall be entitled to make presentations to Deloitte & Touche LLP in connection therewith. Contractor and Jafra shall use all reasonable efforts to cause Deloitte & Touche LLP to promptly complete such determination. The determination of Deloitte & Touche LLP shall be final and binding on the parties.

     8.3  Relocating Assets and Inventory to Contractor's Facilities. Jafra
          ----------------------------------------------------------
shall be solely responsible for moving the Assets and Inventory to the loading area of Contractor's facilities in Chino, California, including all costs and expenses of moving.

                                   ARTICLE 9

                                   INDEMNITY

     9.1  Indemnification by Contractor. Contractor shall indemnify, defend, and
          -----------------------------
hold Jafra and its respective successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Jafra Group"), at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Jafra Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

          9.1.1  Breach or Obligation. Any breach of any representation,
                 --------------------
warranty, or agreement of Contractor contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

          9.1.2  Post-Closing Obligations and Liabilities. Any obligations and
                 ----------------------------------------
liabilities arising with regard to the Assets after the Closing. Except for obligations and liabilities undertaken or assumed by Contractor pursuant to the provisions of this Agreement.

          9.1.3  Incidental Matters. To the extent not covered by the foregoing,
                 ------------------
any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

     9.2  Indemnification by Jafra. Jafra shall indemnify, defend, and hold
          ------------------------
harmless Contractor and its successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Contractor Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Contractor Group, to the extent arising from any of the following:

          9.2.1  Breach of Obligation. Any breach of any representation,
                 --------------------
warranty, or agreement of Jafra contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

          9.2.2  Pre-Closing Obligations and Liabilities. Any obligations and
                 ---------------------------------------
liabilities existing or arising with regard to the Assets prior to or on the Closing Date, except for obligations and liabilities undertaken or assumed by Contractor pursuant to the provisions of this Agreement.

          9.2.3  Incidental Matters. To the extent not covered by the foregoing,
                 ------------------
any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

     9.3  Notice of Claim. The party entitled to indemnification hereunder (the
          ---------------
"Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under Section 9.1 or Section 9.2 hereof, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

     9.4  Defense. If the facts pertaining to the Loss arise out of the claim of
          -------
any third party (other than a member of the Jafra Group or Contractor Group, whichever is entitled to indemnification for such matter) available by virtue of the circumstances of the Loss, the Obligor may assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. The Claimant shall have the right to employ counsel separate from counsel employed by the Obligor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that: (a) imposes any nonmonetary obligation or (b) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

     9.5  Recovery of Attorney Fees For Frivolous Actions. The Obligor shall be
          -----------------------------------------------
entitled to recover its reasonable out-of-pocket costs (including court costs and actual attorney fees) incurred in defending any Claim brought by the Claimant on frivolous grounds or pursued for the purpose of delay or harassment. The Claimant shall be entitled to recover its reasonable out-of-pocket costs (including court costs and actual attorney fees) incurred in pursuing any Claim defended by the Obligor on frivolous grounds or opposed for the purpose of delay or harassment. A frivolous claim shall include any Claim that is not bona fide and that is not brought in good faith after consultation with counsel.

                                  ARTICLE 10

                                CONFIDENTIALITY

     10.1   Confidentiality Obligations Prior to Closing. Until Closing (and, if
            --------------------------------------------
this Agreement is terminated for any reason, thereafter in perpetuity), each of Contractor and Jafra shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of the non-disclosing party, and not use in any manner except in connection with the transactions contemplated hereby, any information concerning its respective business assets, marketing techniques and methods of operation ("Confidential Information") whether disclosed orally or in writing obtained in connection with the transactions contemplated hereby. Contractor and Jafra each agree that it will limit access to the Confidential Information of the other to those of its employees, agents or subcontractors who reasonably require the same to carry out the purposes of this Agreement. In the event of this Agreement terminates for any reason, Contractor shall return to Jafra or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof, except: (i) for records or documents that Contractor is required to keep by law, in which case Contractor will provide copies thereof to Jafra, and (ii) in the case of a dispute between Contractor and Jafra, in which case Contractor will provide copies of all such materials to Jafra, and shall not be required to return the originals to Jafra or destroy any materials, until the dispute is resolved.

     10.2   Confidentiality Obligations After Closing. Upon the occurrence of
            -----------------------------------------
Closing, in addition to Sections 10.4, 10.5 and 10.6 of this Agreement, the provisions set forth in Sections 9.6, 10.1 and 10.2 of the Manufacturing Agreement shall govern the treatment of Trade Secrets, Confidential Information and Trademark and Trade Names obtained or disclosed hereunder or thereunder. In the event there is a conflict between the enforcement of such provisions contained in their Agreement and the Manufacturing Agreement, the relevant provisions of the Manufacturing Agreement shall govern.

     10.3   Permitted Disclosures. Notwithstanding Sections 10.1 and 10.2
            ---------------------
hereof, either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process, (2) if required by court order or decree or (3) if required in the opinion of counsel to a party for that party to comply with disclosure requirements of the Securities and Exchange Commission; provided, that the party required to disclose the information given the other party written notice of such disclosure request and cooperate with the other party to prevent the disclosure to the extent legally possible.

     10.4   Scope of Confidential Information. Notwithstanding the foregoing,
            ---------------------------------
the obligations set out in Section 10.1 shall not apply to any Confidential Information that the recipient can establish by documentary evidence that: (a) was known to the recipient through a means not in breach of this Agreement at the time it was disclosed to the recipient; (b) was in the public domain at the time it was disclosed to the recipient; or (c) had entered into the public domain subsequent to disclosure to the recipient through no unlawful act of the recipient or breach of the recipient's obligations under this Agreement. Contractor and Jafra each acknowledge that the Confidential Information of the other constitutes unique and valuable assets of the other, and that any disclosure or use thereof except as specifically authorized herein would be wrongful and would cause the non-disclosing party irreparable harm, and that it would be difficult to compensate the non-disclosing party fully with damages for a violation of this Section 10.1. Accordingly, each of Contractor and Jafra agrees that the other shall be entitled to temporary and permanent injunctive relief to enforce Section 10.1; this provision shall not however be deemed to diminish or supplant the right of Contractor or Jafra to claim and recover money damages for any breach hereof in addition to obtaining equitable relief therefor.

     10.5   Trademarks and Trade Names.
            --------------------------

            (a) Each party hereby acknowledges that it does not have, and shall not acquire by entering into this Agreement or performing any action hereunder, any license or other interest in any of the other party's trademarks or trade names unless otherwise expressly agreed in writing.

            (b) Each party agrees not to use any trade names or trademarks of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

                                  ARTICLE 11

                         TERMINATION PRIOR TO CLOSING

     11.1   Termination of Agreement. This Agreement may be terminated at any
            ------------------------
time prior to the Closing:

            11.1.1  Mutual Consent. By the mutual consent of Jafra and
                    --------------
Contractor.

            11.1.2  Deadline. By Jafra or Contractor, in writing, without
                    --------
liability, if the Closing shall not have occurred on or before July 14, 1999; or

            11.1.3  Material Breach. By Jafra or Contractor in writing, without
                    ---------------
liability, if the other party shall (1) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date or (2) materially breach any of its representations, warranties, agreements, or covenants contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party's intent to terminate this Agreement pursuant hereto.

     11.2   Termination of Obligations. Termination of this Agreement pursuant
            --------------------------
to this Article 11 shall terminate all obligations of the parties hereunder, except for the obligations set forth in Article 10 and except for any damages incurred by the non-defaulting party in the event of a termination under Section
11.1.3 hereof.

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1   Notices. All notices, demands or other communications hereunder
            -------
shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, and on the date of receipt, if sent by facsimile transmission (with telephonic and mail confirmation) or by recognized overnight carrier service (e.g., Federal Express or United Parcel Service), and three (3) business days after mailing by United States mail, certified or registered with return receipt requested, addressed to the parties at their addresses set forth below:

     If to Jafra, to:

               Jafra Cosmetics International, Inc.
               2451 Townsgate Road
               Westlake Village, California  91361
               Attn:  Vice President, Manufacturing
               Fax: 805-449-3259

     With a copy to:

               Office of the General Counsel
               Fax: 805-449-3256

     If to Contractor, to:

               Universal Packaging Systems, Inc.
               4575 Danito Court
               Chino, California  91710
               Attn:  Julio Liberal
               Fax: 909-590-5869

     With a copy to:

               Ronald J. Grant, Esq.
               Tilles, Webb, Kulla & Grant, ALC
               433 North Camden Drive, Suite 1010
               Beverly Hills, California  90210
               Fax: 310-888-3433

Any party may change its address for notices by giving notice of such change in accordance with the foregoing procedures. Any notice not sent in accordance with the foregoing, shall be deemed given on the date of actual receipt.

     12.2   Expenses. Each party is responsible for its own expenses hereunder.
            --------
No party may impose any costs or expenses on the other party other than those explicitly set forth in this Agreement.

     12.3   Survival. The representations and warranties by Jafra and Contractor
            --------
hereunder shall survive the termination of this Agreement for a period of three years and the covenants contained in Article 10 hereof shall survive the termination of this Agreement in perpetuity.

     12.4   Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, all of which taken together constitute one instrument.

     12.5   Waiver. The waiver by either party of any provision, nonperformance
            ------
or any breach of any provision of this Agreement will not constitute a waiver of any subsequent nonperformance or other breach of the same or any other provision.

     12.6   Assignment. Contractor shall not assign any of its rights or
            ----------
obligations under this Agreement without the prior written consent of Jafra.

     12.7   Severability. If any provision of this Agreement is held to be
            ------------
ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions hereof.

     12.8   Headings. The section headings of this Agreement are for reference
            --------
only and shall not be of any force and effect.

     12.9   Facsimile. This Agreement may be executed and delivered by
            ---------
facsimile, which the parties agree shall have the same legal effect as if the parties had delivered copies bearing original signatures.

     12.10  Bulk Transfer Law. Contractor waives compliance with the provisions
            -----------------
of any applicable bulk transfer law in connection with the sale of the Assets and the Inventory to Contractor hereunder; provided that Jafra shall indemnify, defend and hold Contractor free and harmless from any claim, suit, damages, obligations, liabilities, losses, costs and expenses (including reasonable attorneys' fees) arising out of or related to the failure to comply with the Bulk Transfer Law.

     12.11  Governing Law. This Agreement will be governed by the internal laws
            -------------
of the State of California without giving effect to any principles of conflicts of laws.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized representative as of the date first written above.

                                   JAFRA COSMETICS INTERNATIONAL, INC.


                                   By: /s/ Brian Chase
                                       --------------------------------
                                       Name:   Brian Chase
                                       Title:  Vice President, Manufacturing

UNIVERSAL PACKAGING SYSTEMS, INC.


By:   /s/ Julio Liberal
    -----------------------------
      Name:   Julio Liberal
      Title:  President